CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights”, in the Prospectus/Proxy Statement, included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated International Leaders Fund, Statement of Additional Information and Prospectus, respectively, dated January 31, 2011, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 46 (File No. 33-52149), and incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated January 25, 2011, on the financial statements and financial highlights of Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc., included in the Annual Report to Shareholders for the year ended November 30, 2010, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 23, 2011